Exhibit 99.1

Rose Rock Midstream, L.P. Reports Fourth Quarter and Full Year 2013 Results
Adjusted EBITDA Increased 73% Year-Over-Year;
2014 Adjusted EBITDA Guidance $92 to $97 Million

Tulsa, OK - February 27, 2014 - Rose Rock Midstream®, L.P. (NYSE: RRMS) today announced its financial results for the three months and year ended December 31, 2013.

Rose Rock Midstream reported fourth quarter 2013 Adjusted EBITDA of $21.0 million, up 34% from the third quarter 2013 of $15.7 million, and more than double the fourth quarter 2012 of $9.9 million. Adjusted EBITDA for the year ended December 31, 2013, totaled $68.5 million, up 73% from $39.5 million for the year ended December 31, 2012. Rose Rock’s results improved over the previous quarter of 2013 due to a $3.5 million increase in marketing as a result of higher volumes along with a 15% increase in White Cliffs Pipeline volumes.

“Rose Rock Midstream had a strong finish to the year, exceeding our previous guidance range and delivering excellent results driven by growth,” said Norm Szydlowski, chief executive officer of Rose Rock Midstream's general partner. “We are confident that our solid financial results, 15% increase in cash distributions year-over-year and our continued focus on organic growth projects and growth-oriented acquisitions are all steps in the right direction. Looking to 2014, Rose Rock is ready to meet the increased demand for midstream services with a strong balance sheet and plenty of room to grow.”

Adjusted gross margin was $35.6 million for the fourth quarter 2013, up 50% from the third quarter 2013 of $23.8 million and 85% above fourth quarter 2012 Adjusted gross margin of $19.2 million. Adjusted gross margin and Adjusted EBITDA, which are non-GAAP measures, are reconciled to their most directly comparable GAAP measures below.

Fourth quarter 2013 net income totaled $7.5 million, compared to $9.4 million for the third quarter 2013 and $4.6 million for the fourth quarter 2012. Net income decreased from the prior quarter due to increased depreciation primarily related to a revision of the estimated useful life of certain pipeline segments.

Rose Rock Midstream's distributable cash flow for the three months ended December 31, 2013 was $17.9 million. On January 23, 2014, Rose Rock Midstream increased the partnership's quarterly cash distribution to $0.465 per unit from $0.45 per unit, effective for the fourth quarter 2013, resulting in an annualized distribution of $1.86 per unit. This is a 3.3% increase over the third quarter 2013 and marks the eighth consecutive increase in the quarterly cash distribution to RRMS limited partner unitholders. The distribution was paid on February 14, 2014 to all unitholders of record on February 4, 2014. Distributable cash flow, which is a non-GAAP measure, is reconciled to its most directly comparable GAAP measure below.

Full Year 2013 Highlights

•	White Cliffs Pipeline Interest Acquisitions

◦	January 2013- Rose Rock acquired a one-third interest in SemCrude Pipeline, L.L.C., which owns a 51% interest in White Cliffs Pipeline, from SemGroup

◦	December 2013- Rose Rock acquired an additional one-third interest in SemCrude Pipeline, L.L.C.

•	Completed Two Acquisitions

◦	September 2013- Barcas Field Services acquisition

◦	November 2013- Tampa Pipeline acquisition

Exhibit 99.1

•	Rose Rock spent approximately $103 million on growth projects and acquisitions in 2013

2014 Adjusted EBITDA and Capex Guidance
Rose Rock Midstream anticipates 2014 Adjusted EBITDA of $92 million to $97 million, an increase of approximately 40% over 2013 results of $68.5 million. The partnership also expects to deploy $75 million in capital investments in 2014, with 84% allocated to growth projects and a target distribution growth rate in 2014 of 15% year-over-year.

Earnings Conference Call
Rose Rock Midstream will host a joint conference call with SemGroup® Corporation (NYSE: SEMG) for investors tomorrow, February 28, 2013, at 11 a.m. ET. The call can be accessed live over the telephone by dialing 877.359.3652, or for international callers, 720.545.0014. The pass code for the call is 31052519. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto Rose Rock Midstream's Investor Relations website at ir.rrmidstream.com. A replay of the webcast will also be available for a year following the call at ir.rrmidstream.com on the Calendar of Events-Past Events page. The fourth quarter 2013 earnings slide deck will be posted under Presentations.

About Rose Rock Midstream
Rose Rock Midstream®, L.P. (NYSE: RRMS) is a growth-oriented Delaware limited partnership formed by SemGroup® Corporation (NYSE: SEMG) to own, operate, develop and acquire a diversified portfolio of midstream energy assets. Headquartered in Tulsa, OK, Rose Rock Midstream provides crude oil gathering, transportation, storage and marketing services with the majority of its assets strategically located in or connected to the Cushing, Oklahoma crude oil marketing hub.

Rose Rock uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on our Investor Relations website at ir.rrmidstream.com, our Twitter account and LinkedIn account.

Non-GAAP Financial Measures
This Press Release and the accompanying schedules include the non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA and distributable cash flow, which may be used periodically by management when discussing our financial results with investors and analysts.  The accompanying schedules of this Press Release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP).  Adjusted gross margin, Adjusted EBITDA and distributable cash flow are presented as management believes they provide additional information and metrics relative to the performance of our business.

Operating income (loss) is the GAAP measure most directly comparable to Adjusted gross margin, net income (loss) and cash provided by (used in) operating activities are the GAAP measures most directly comparable to Adjusted EBITDA, and net income (loss) is the GAAP measure most directly comparable to distributable cash flow. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. These non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted gross margin, Adjusted EBITDA or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP. Because Adjusted gross margin, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial

Exhibit 99.1

measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Management compensates for the limitation of Adjusted gross margin, Adjusted EBITDA and distributable cash flow as analytical tools by reviewing the comparable GAAP measures, understanding the differences between Adjusted gross margin, Adjusted EBITDA and distributable cash flow, on the one hand, and operating income (loss), net income (loss) and net cash provided by (used in) operating activities, on the other hand, and incorporating this knowledge into its decision-making processes. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our operating results.

Forward-Looking Statements
Certain matters contained in this Press Release include “forward-looking statements.”
All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, including distributable cash flow, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, insufficient cash from operations following the establishment of cash reserves and payment of fees and expenses to pay the minimum quarterly distribution; any sustained reduction in demand for crude oil in markets served by our midstream assets; our ability to obtain new sources of supply of crude oil; the amount of collateral required to be posted from time to time in our transactions; competition from other midstream energy companies; our ability to comply with the covenants contained in and maintain certain financial ratios required by our credit facility; our ability to access credit and capital markets; our ability to renew or replace expiring storage contracts; the loss of or a material nonpayment or nonperformance by any of our key customers; the overall forward market for crude oil; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; weather and other natural phenomena; hazards or operating risks incidental to the gathering, transporting or storing of crude oil; our failure to comply with new or existing environmental laws or regulations; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Contacts:
Investor Relations:
Alisa Perkins
918-524-8081
roserockir@rrmidstream.com

Media:
Kiley Roberson

Exhibit 99.1

918-524-8594
kroberson@rrmidstream.com

Exhibit 99.1

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31,	December 31,
	2013	2012
ASSETS
Current assets	$321,587	$250,617
Property, plant and equipment, net	311,616	291,530
Equity method investment	224,095	—
Other noncurrent assets, net	39,949	2,579
Total assets	$897,247	$544,726

LIABILITIES AND EQUITY
Current liabilities	$293,031	$231,843
Long-term debt	245,088	4,562
Total liabilities	538,119	236,405

Total Rose Rock Midstream, L.P. partners' capital	280,571	308,321
Noncontrolling interests in consolidated subsidiaries	78,557	—
Total equity	359,128	308,321
Total liabilities and equity	$897,247	$544,726

Exhibit 99.1

Condensed Consolidated Statements of Income
(in thousands, except per unit amounts, unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2013	2012	2013	2013	2012
Revenues, including revenues from affiliates:
Product	$228,434	$140,344	$166,050	$702,028	$576,158
Service	23,607	11,386	15,781	64,498	44,318
Other	—	—	—	—	(59)
Total revenues	252,041	151,730	181,831	766,526	620,417
Expenses, including expenses from affiliates:
Costs of products sold, exclusive of depreciation and amortization	217,252	134,119	157,550	663,759	546,966
Operating	15,322	6,156	9,248	35,795	23,302
General and administrative	5,326	3,253	3,146	15,287	12,083
Depreciation and amortization	11,838	3,099	4,130	23,165	12,131
Total expenses	249,738	146,627	174,074	738,006	594,482
Earnings from equity method investment	7,140	—	3,527	17,571	—
Operating income	9,443	5,103	11,284	46,091	25,935
Other expenses:
Interest expense	1,979	505	1,873	8,100	1,912
Other expense (income)	(2)	(3)	—	(14)	69
Total other expenses, net	1,977	502	1,873	8,086	1,981
Net income	7,466	4,601	9,411	38,005	23,954
Less: net income attributable to noncontrolling interests	1,256	—	—	1,256	—
Net income attributable to Rose Rock Midstream, L.P.	$6,210	$4,601	$9,411	$36,749	$23,954
Net income allocated to general partner	$368	$92	$315	$1,218	$479
Net income allocated to common unitholders	$4,379	$2,254.5	$6,116	$22,701	$11,737.5
Net income allocated to subordinated unitholders	$2,023	$2,254.5	$3,083	$13,321	$11,737.5
Net loss allocated to Class A unitholders	$(560)	$—	$(103)	$(491)	$—
Earnings (loss) per limited partner unit:
Common unit (basic)	$0.26	$0.27	$0.45	$1.66	$1.40
Common unit (diluted)	$0.26	$0.27	$0.45	$1.66	$1.40
Subordinated unit (basic and diluted)	$0.24	$0.27	$0.37	$1.59	$1.40
Class A unit (basic and diluted)	$(0.38)	$—	$(0.08)	$(0.39)	$—
Basic weighted average number of limited partner units outstanding:
Common units	16,890	8,390	13,442	13,672	8,390
Subordinated units	8,390	8,390	8,390	8,390	8,390
Class A units	1,454	—	1,250	1,264	—
Diluted weighted average number of limited partner units outstanding:
Common units	16,934	8,411	13,479	13,708	8,406
Subordinated units	8,390	8,390	8,390	8,390	8,390
Class A units	1,454	—	1,250	1,264	—

Exhibit 99.1

Non-GAAP Reconciliations

(in thousands, unaudited)	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2013	2012	2013	2013	2012
Reconciliation of operating income to Adjusted gross margin:
Operating income	$9,443	$5,103	$11,284	$46,091	$25,935
Add:
Operating expense	15,322	6,156	9,248	35,795	23,302
General and administrative	5,326	3,253	3,146	15,287	12,083
Depreciation and amortization	11,838	3,099	4,130	23,165	12,131
Less:
Earnings from equity method investment	7,140	—	3,527	17,571	—
Unrealized gain (loss) on derivatives, net	(785)	(1,628)	464	974	(1,196)
Adjusted gross margin	$35,574	$19,239	$23,817	$101,793	$74,647

Reconciliation of net income to Adjusted EBITDA:
Net income	$7,466	$4,601	$9,411	$38,005	$23,954
Add:
Interest expense	1,979	505	1,873	8,100	1,912
Depreciation and amortization	11,838	3,099	4,130	23,165	12,131
Distributions from equity method investment	5,861	—	4,078	16,999	—
Non-cash equity compensation	228	90	223	806	308
Gain on disposal of long-lived assets, net	(31)	(57)	—	(31)	(1)
Less:
Earnings from equity method investment	7,140	—	3,527	17,571	—
Impact from derivative instruments:
Total gain (loss) on derivatives, net	837	491	(1,653)	(1,593)	149
Total realized (gain) loss (cash flow) on derivatives, net	(1,622)	(2,119)	2,117	2,567	(1,345)
Non-cash unrealized gain (loss) on derivatives, net	(785)	(1,628)	464	974	(1,196)
Adjusted EBITDA	$20,986	$9,866	$15,724	$68,499	$39,500

Reconciliation of net cash provided by (used in) operating activities to Adjusted EBITDA:
Net cash provided by (used in) operating activities	$50,360	$(428)	$(1,194)	$72,475	$35,097
Less:
Changes in operating assets and liabilities, net	30,466	(9,887)	(14,726)	11,265	(2,850)
Add:
Interest expense, excluding amortization of debt issuance costs	1,799	407	1,641	7,289	1,553
Distributions in excess of equity in earnings of affiliates	(707)	—	551	—	—
Adjusted EBITDA	$20,986	$9,866	$15,724	$68,499	$39,500

Exhibit 99.1

Non-GAAP Reconciliations (Continued)

(in thousands, unaudited)	Three Months Ended				Year Ended
	December 31,			September 30,	December 31,
	2013		2012	2013	2013	2012
Reconciliation of net income to distributable cash flow:
Net income	$7,466		$4,601	$9,411	$38,005	$23,954
Add:
Interest expense	1,979		505	1,873	8,100	1,912
Depreciation and amortization	11,838		3,099	4,130	23,165	12,131
EBITDA	21,283		8,205	15,414	69,270	37,997
Add:
Gain on disposal of long-lived assets, net	(31)		(57)	—	(31)	(1)
Distribution from equity method investment	5,861		—	4,078	16,999	—
Non-cash equity compensation	228		90	223	806	308
Less:
Earnings from equity method investment	7,140		—	3,527	17,571	—
Unrealized gain (loss) on derivatives, net	(785)		(1,628)	464	974	(1,196)
Adjusted EBITDA	$20,986		$9,866	$15,724	$68,499	$39,500
Less:
Cash interest expense	1,865		406	1,641	7,355	1,551
Maintenance capital expenditures	1,174		1,633	1,057	4,813	4,239
Distributable cash flow	$17,947		$7,827	$13,026	$56,331	$33,710

Distribution declared	$12,841	(1)	$8,331	$11,624	$42,586	$27,979

Distribution coverage ratio	1.40x		0.94 x	1.12 x	1.32x	1.20 x

(1) The distribution declared January 23, 2014 represents $0.465 per unit, or $1.86 per unit on an annualized basis. This is a 3.3% increase over the prior quarter.

Exhibit 99.1

2014 RRMS Adjusted EBITDA Guidance Reconciliation

(millions, unaudited)
	Low	High
Net income	$64	$67
Add: Interest expense	13	15
Add: Depreciation and amortization	22	22
EBITDA	$99	$104
Non-Cash Adjustments and Other Adjustments	(7)	(7)
Adjusted EBITDA	$92	$97

Non-Cash and Other Adjustments
Earnings from equity method investment	$(44)	$(48)
Distributions from equity method investment(1)	36	40
Non-cash equity compensation	1	1
Non-Cash and Other Adjustments	$(7)	$(7)

(1) Distributions from equity method investment includes only the cash distributions from White Cliffs attributable to Rose Rock and excludes the distributions attributable to noncontrolling interest from Adjusted EBITDA.